UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2025

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, 15th Floor Vancouver, British Columbia	V6E 2J3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 458-3420

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2025, TMC the metals company Inc. (the “Company”) received a written notice from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the closing bid price of the Company’s common shares (the “Common Shares”) over the 34 consecutive trading days from November 7, 2024 through December 26, 2024 had fallen below $1.00 per share, which is the minimum closing bid price (the “Minimum Bid Price”) required to maintain listing on the Nasdaq Stock Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until July 7, 2025, to regain compliance with the Minimum Bid Requirement (the “Grace Period”), subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of the Common Shares must be at least $1.00 per share for a minimum of 10 consecutive trading days before the Grace Period lapses.

The Company received similar notifications from the Nasdaq in December 2022 and April 2023. After the closing bid price of the Common Shares exceeded the Minimum Bid Price for 10 consecutive trading days in each of the respective Grace Periods, the Company regained compliance with the Minimum Bid Requirement. The closing bid price of the Common Shares has exceeded the Minimum Bid Price on each of the nine consecutive trading days from December 27, 2024 through the date of this filing.

If the Company does not achieve compliance with the Minimum Bid Requirement by the Grace Period, the Company may be eligible for an additional 180 calendar day period to regain compliance. To qualify, the Company would be required, among other things, to meet the continued listing requirement for the market value of its publicly held shares and all other Nasdaq initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Requirement, and would need to provide written notice to Nasdaq of its intention and plan to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary. However, if it appears to Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, Nasdaq could provide notice that the Common Shares will be subject to delisting. In the event the Company receives notice that its Common Shares are being delisted, the Company would be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing.

The notice has no immediate effect on the listing or trading of the Common Shares or warrants, which will both continue to be listed and traded on the Nasdaq Stock Market, subject to the Company’s compliance with the other Nasdaq listing requirements. The Company intends to actively monitor the closing bid price of its Common Shares and will evaluate available options to regain compliance with the Minimum Bid Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: January 10, 2025	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer